UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: May 5, 2005

OPENLIMIT, INC.
(Exact name of registrant as specified in its charter)

FLORIDA
(State or other jurisdiction of incorporation or organization)

000-28731 (Commission File Number)	98-0211356 (IRS Employer Identification Number)

Henry Dattler, Chief Executive Officer
Zugerstrasse 76B, Baar Switzerland CH 6341
(Address of principal executive offices)

011 41 41 560 1023
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 5, 2005 the board of directors of OPENLiMiT, Inc. ("Company") authorized the issuance of 2,581,618 shares of restricted common stock valued at $0.40 a share, with 5,163,236 share purchase warrants attached, to Henry Dattler, the Company's chief executive officer and a director, in exchange for extinguishing $1,032,647 in debt due to Mr. Dattler for a series of loans made to the Company since September of 2004 pursuant to the terms of a debt agreement dated May 5, 2005. The share purchase warrants have a twenty four (24) month term of exercise entitling the subscriber to purchase up to 5,163,236 additional shares of restricted common stock at a purchase price of $0.40 a share until May 5, 2007. Thereafter, the entitlement to share purchase warrants will expire. The Company relied on exemptions provided by Section 4(2) and Regulation S of the Securities Act of 1933, as amended ("Securities Act"). The Company paid no commission in connection with this transaction.

The Company made this offering based on the following factors: (1) the issuance was an isolated private transaction by the Company with an officer and director which did not involve a public offering; (2) there was only one offeree who was issued the Company's stock for the settlement of debt; (3) the offeree stated an intention not to resell the stock; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations that lead to the issuance of the stock took place directly between the offeree and the Company.

Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the "issuer safe harbor"), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the "resale safe harbor"). An offer, sale or resale of securities that satisfied all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S. The distribution compliance period for shares sold in reliance on Regulation S is one year.

The Company complied with the requirements of Regulation S by having no directed selling efforts made in the United States, by offering the shares to an individual who was outside the United States at the time the debt settlement originated, and ensuring that the offeree is a non-U.S. person with an address in a foreign country.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

OPENLiMiT, INC.

Signature	**Date**
By: /s/ Marc Gurov Name: Marc Gurov Title: Chief Financial Officer	May 23, 2005